UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014 (February 10, 2014)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.  FINANCIAL INFORMATION.

Item 2.02.  Results of Operations and Financial Condition.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a press release, dated February 10, 2014, announcing the financial results of Forward Air Corporation for the fourth quarter and year ended December 31, 2013.

Also, attached as Exhibit 99.2 are certain historical operating statistics for each quarter ended from March 31, 2011 through December 31, 2013.

SECTION 8.  OTHER EVENTS.

Item 8.01.  Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a press release, dated February 10, 2014, announcing that the Company's Board of Directors has approved a stock repurchase program for up to two million shares of the Company's common stock. The amount and timing of any repurchases will be at such prices as determined by management of the Company. Share repurchases may be commenced or suspended from time to time for any reason. The Company currently has approximately 30.5 million shares of common stock outstanding. Also, the attached press release announces that the Company's Board of Directors has declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable to the Company's shareholders of record at the close of business on March 10, 2014, and is expected to be paid on March 24, 2014.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Report.

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated February 10, 2014.

No.	Exhibit
99.2	Forward Air Inc. Historical Operating Statistics.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: February 10, 2014	By:	/s/ Rodney L. Bell
Rodney L. Bell
Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated February 10, 2014.

No.	Exhibit
99.2	Forward Air Inc. Historical Operating Statistics.